Exhibit 99.1

             IASIS Healthcare Announces Third Quarter 2006 Results

    FRANKLIN, Tenn.--(BUSINESS WIRE)--Aug. 3, 2006--IASIS Healthcare(R) LLC ("IASIS") today announced financial and operating results for the fiscal third quarter and nine months ended June 30, 2006.
    Net revenue for the third quarter was $421.0 million, an increase of 7.9%, compared with $390.0 million for the prior year quarter. Adjusted EBITDA for the third quarter was $62.5 million, compared with $55.4 million for the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings for the third quarter were $15.9 million, compared with $10.5 million for the prior year quarter.
    IASIS' results for the third quarter of 2006 include $8.3 million of business interruption insurance proceeds received in connection with the temporary closure and disruption of operations at The Medical Center of Southeast Texas, in Port Arthur, Texas, as a result of Hurricane Rita. The Company is currently working with its insurer to process a final settlement for these losses. The timing and amount of any additional proceeds have not yet been determined.
    In commenting on the quarterly results, David R. White, chairman and chief executive officer of IASIS, said, "We are pleased with our operating results for the third fiscal quarter. Increases in admissions and revenue can be attributed to our commitment to be an operations-driven company. This commitment includes a constant focus on improving performance by investing capital in our facilities, including new technologies, expanding services that fulfill the healthcare needs of our communities and effectively managing costs."
    Effective June 1, 2006, IASIS implemented a company-wide uninsured discount program offering discounts to all uninsured patients receiving healthcare services, resulting in $6.8 million in discounts being provided to uninsured patients in the third quarter of 2006. The Company's uninsured discount program had the effect of reducing net revenue and the provision for bad debts by generally corresponding amounts. The implementation of this uninsured discount program did not have a significant impact on the Company's net earnings. A table describing the impact of adjusting for the uninsured discount program is included in this press release in the attached Supplemental Operating Measures Adjusted for Comparative Analysis.
    Net patient revenue per adjusted admission increased 4.3% in the third quarter, compared with the prior year quarter. Adjusting for the impact of uninsured discounts, net patient revenue per adjusted admission increased 6.6% in the third quarter, compared with the prior year quarter. Admissions and adjusted admissions increased 1.2% and 1.0%, respectively, in the third quarter, compared with the prior year quarter.
    Net revenue for the nine months ended June 30, 2006 remained consistent with the same prior year period at $1.2 billion. Adjusted EBITDA for the nine months ended June 30, 2006 was $159.7 million, compared with $166.9 million for the same prior year period. Net earnings were $28.5 million for the nine months ended June 30, 2006 compared with $36.2 million for the same prior year period.
    For the nine months ended June 30, 2006, net patient revenue per adjusted admission increased 4.7%, compared with the same prior year period. Admissions and adjusted admissions decreased 1.3% and 0.8%, respectively, for the nine months ended June 30, 2006, compared with the same prior year period.
    On July 21, 2006, IASIS announced the signing of a definitive agreement to acquire Glenwood Regional Medical Center, a 242-bed acute care community hospital located in West Monroe, Louisiana. Pending approval of the Louisiana Attorney General, passage of a public referendum in Ward 5 of Ouachita Parish and the satisfaction of other closing conditions, the transaction is expected to close in the fourth calendar quarter of 2006.
    On the acquisition of Glenwood Regional Medical Center, Mr. White added, "We are particularly excited about the opportunity to expand our operations and geographic reach into a new market and to enhance our portfolio of hospitals with an outstanding facility, which we believe has even greater potential."
    A listen-only simulcast and 30-day replay of IASIS' fiscal third quarter conference call will be available by clicking the "For Investors" link on the Company's website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on August 3, 2006. A copy of this press release will also be available on the Company's website.

    IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 14 acute care hospitals and one behavioral health hospital with a total of 2,199 beds in service and has total annual net revenue of approximately $1.6 billion. These hospitals are located in five regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; three cities in Texas, including San Antonio; and Las Vegas, NV. IASIS is currently constructing Mountain Vista Medical Center, a new 172-bed hospital located in Mesa, Arizona. IASIS also owns and operates a Medicaid managed health plan in Phoenix that serves over 115,000 members. In addition, the Company has ownership interests in three ambulatory surgery centers. For more information on IASIS, please visit the Company's website at www.iasishealthcare.com.

    Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), financing needs, projections of revenue, income or loss, capital expenditures and future operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation that may significantly reduce government healthcare spending and our revenue, our hospitals' competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in bad debts resulting from increased self-pay volume and revenue, our ability to recruit and retain quality physicians, our hospitals' competition for staffing which may increase our labor costs and reduce profitability, our failure to consistently enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that would adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the outcome of (and expenses incurred in connection with) an ongoing OIG investigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows, the impact of certain factors, including severe weather conditions and natural disasters, on our revenue and volume trends at our hospitals, the recent hurricane activity in the regions in which we operate that may result in increased property insurance premiums and deductibles, continuing uncertainty relating to insurance claims made by us, and the total remediation costs, for the Medical Center of Southeast Texas stemming from Hurricane Rita, our ability to control costs at Health Choice, the possibility of Health Choice's contract with the Arizona Health Care Cost Containment System being discontinued or experiencing materially reduced reimbursements, the possibility that Health Choice's contract with the Centers for Medicare & Medicaid Services to be a Medicare Advantage Prescription Drug Special Needs Plan may result in reduced profitability, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, difficulties with construction of our new hospital that may require unanticipated capital expenditures, the significant capital expenditures that would be involved in the construction of other new hospitals that could have an adverse effect on our liquidity, the rising costs for construction materials and labor that could have an adverse impact on the return on investment relating to our new hospital and other expansion projects, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash change to earnings and those risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005.
    Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                         IASIS HEALTHCARE LLC
           Consolidated Statements of Operations (Unaudited)
                            (in thousands)

                         Three Months Ended     Nine Months Ended
                              June 30,                June 30,
                       ----------------------  ----------------------
                          2006        2005        2006        2005
                       ----------  ----------  ----------  ----------
Net revenue:
 Acute care revenue    $  314,994  $  299,891  $  919,855  $  886,384
 Premium revenue          105,969      90,088     298,541     263,827
                       ----------  ----------  ----------  ----------
   Total net revenue      420,963     389,979   1,218,396   1,150,211

Costs and expenses:
 Salaries and benefits    120,325     113,452     351,332     332,685
 Supplies                  48,814      46,208     143,742     140,863
 Medical claims            90,141      77,409     253,570     226,177
 Other operating
  expenses                 65,762      55,315     181,850     162,556
 Provision for
  bad debts                32,800      33,792     110,302      96,762
 Rentals and leases         8,913       8,385      26,256      24,236
 Interest expense, net     17,438      17,332      52,376      49,405
 Depreciation and
  amortization             16,251      18,922      54,667      51,409
 Management fees            1,047         963       3,142       2,884
 Business interruption
  insurance recoveries     (8,320)       --        (8,320)       --
                       ----------  ----------  ----------  ----------
                          393,171     371,778   1,168,917   1,086,977

Earnings before gain
 (loss) on sale of
 assets, minority
 interests and
 income taxes              27,792      18,201      49,479      63,234
Gain (loss) on sale
 of assets, net              (710)          2        (840)        (80)
Minority interests         (1,718)       (779)     (2,388)     (3,052)
                       ----------  ----------  ----------  ----------

Earnings before
 income taxes              25,364      17,424      46,251      60,102
Income tax expense          9,452       6,958      17,756      23,879
                       ----------  ----------  ----------  ----------

Net earnings           $   15,912  $   10,466  $   28,495  $   36,223
                       ==========  ==========  ==========  ==========




                              IASIS HEALTHCARE LLC
                           Consolidated Balance Sheets
                                 (in thousands)

                                                June 30,    Sept. 30,
                                                  2006        2005
                                               ----------  ----------
                                               (Unaudited)
                                     ASSETS

Current assets:
 Cash and cash equivalents                     $   97,063  $   89,097
 Accounts receivable, net                         183,710     166,456
 Inventories                                       32,572      29,866
 Deferred income taxes                             44,691      56,003
 Prepaid expenses and other current assets         36,973      25,236
                                               ----------  ----------
   Total current assets                           395,009     366,658

Property and equipment, net                       686,267     647,596
Goodwill                                          754,795     754,375
Other intangible assets, net                       39,750      42,000
Other assets, net                                  48,302      42,095
                                               ----------  ----------
   Total assets                                $1,924,123  $1,852,724
                                               ==========  ==========

                             LIABILITIES AND EQUITY

Current liabilities:
 Accounts payable                              $   61,052  $   58,684
 Salaries and benefits payable                     29,504      24,887
 Accrued interest payable                           9,280      18,489
 Medical claims payable                            77,989      60,201
 Other accrued expenses and
  other current liabilities                        48,050      30,550
 Current portion of long-term debt and
  capital lease obligations                         7,598       7,757
                                               ----------  ----------
   Total current liabilities                      233,473     200,568

Long-term debt and capital lease obligations      891,221     897,051
Deferred income taxes                              80,950      74,883
Other long-term liabilities                        41,381      36,801
Minority interest                                  31,656      26,474

Equity:
 Member's equity                                  645,442     616,947
                                               ----------  ----------
   Total liabilities and equity                $1,924,123  $1,852,724
                                               ==========  ==========




                         IASIS HEALTHCARE LLC
           Consolidated Statements of Cash Flows (Unaudited)
                            (in thousands)

                                                  Nine Months Ended
                                                       June 30,
                                               ----------------------
                                                  2006        2005
                                               ----------  ----------
Cash flows from operating activities:
 Net earnings                                  $   28,495  $   36,223
 Adjustments to reconcile net earnings to
  net cash provided by operating activities:
   Depreciation and amortization                   54,667      51,409
   Amortization of loan costs                       2,209       5,064
   Minority interests                               2,388       3,052
   Deferred income taxes                           16,959      22,742
   Loss on sale of assets, net                        840          80
   Changes in operating assets and liabilities:
    Accounts receivable                           (17,254)    (16,776)
    Inventories, prepaid expenses
     and other current assets                     (14,441)     (8,575)
    Accounts payable and
     other accrued liabilities                     30,719      (4,449)
                                               ----------  ----------
     Net cash provided by operating activities    104,582      88,770
                                               ----------  ----------

Cash flows from investing activities:
 Purchases of property and equipment              (93,246)   (113,541)
 Cash paid for acquisition                           --          (617)
 Change in other assets                              (176)        977
                                               ----------  ----------
     Net cash used in investing activities        (93,422)   (113,181)
                                               ----------  ----------

Cash flows from financing activities:
 Payment of debt and capital leases                (5,989)     (8,993)
 Proceeds from borrowings                            --         2,274
 Debt financing costs incurred                       --          (487)
 Distribution of minority interests                (1,702)     (3,129)
 Proceeds received from hospital syndications       4,497       3,897
                                               ----------  ----------
     Net cash used in financing activities         (3,194)     (6,438)
                                               ----------  ----------

Increase (decrease) in cash
 and cash equivalents                               7,966     (30,849)
Cash and cash equivalents
 at beginning of period                            89,097      98,805
                                               ----------  ----------
Cash and cash equivalents at end of period     $   97,063  $   67,956
                                               ==========  ==========

Supplemental disclosure of cash flow information:
  Cash paid for interest                       $   63,756  $   54,671
                                               ==========  ==========
  Cash paid for income taxes, net              $      514  $    2,420
                                               ==========  ==========




                              IASIS HEALTHCARE LLC
                         Segment Information (Unaudited)
                                 (in thousands)

                          For the Three Months Ended June 30, 2006
                       ----------------------------------------------
                                  Acute Health
                          Care       Choice      Elims.       Cons.
                       ----------  ----------  ----------  ----------
Acute care revenue     $  314,994  $     --    $     --    $  314,994
Premium revenue              --       105,969        --       105,969
Revenue between
 segments                   2,538        --        (2,538)       --
                       ----------  ----------  ----------  ----------
   Net revenue            317,532     105,969      (2,538)    420,963

Salaries and benefits     117,031       3,294        --       120,325
Supplies                   48,737          77        --        48,814
Medical claims               --        92,679      (2,538)     90,141
Other operating
 expenses                  62,365       3,397        --        65,762
Provision for
 bad debts                 32,800        --          --        32,800
Rentals and leases          8,665         248        --         8,913
Business interruption
 insurance recoveries      (8,320)       --          --        (8,320)
                       ----------  ----------  ----------  ----------
   Adjusted EBITDA (1)     56,254       6,274        --        62,528

Interest expense, net      17,438        --          --        17,438
Depreciation and
 amortization              15,400         851        --        16,251
Management fees             1,047        --          --         1,047
                       ----------  ----------  ----------  ----------
Earnings before loss
 on sale of assets,
 minority interests
 and taxes                 22,369       5,423        --        27,792
Loss on sale of
 assets, net                 (710)       --          --          (710)
Minority interests         (1,718)       --          --        (1,718)
                       ----------  ----------  ----------  ----------
  Earnings before
   income taxes        $   19,941  $    5,423  $     --    $   25,364
                       ==========  ==========  ==========  ==========
Segment assets         $1,790,877  $  133,246              $1,924,123
                       ==========  ==========              ==========
Goodwill               $  749,038  $    5,757              $  754,795
                       ==========  ==========              ==========

                          For the Three Months Ended June 30, 2005
                       ----------------------------------------------
                                  Acute Health
                          Care       Choice      Elims.       Cons.
                       ----------  ----------  ----------  ----------
Acute care revenue     $  299,891  $     --    $     --    $  299,891
Premium revenue              --        90,088        --        90,088
Revenue between
 segments                   2,100        --        (2,100)       --
                       ----------  ----------  ----------  ----------
   Net revenue            301,991      90,088      (2,100)    389,979

Salaries and benefits     110,612       2,840        --       113,452
Supplies                   46,160          48        --        46,208
Medical claims               --        79,509      (2,100)     77,409
Other operating
 expenses                  52,567       2,748        --        55,315
Provision for
 bad debts                 33,792        --          --        33,792
Rentals and leases          8,167         218        --         8,385
                       ----------  ----------  ----------  ----------
   Adjusted EBITDA (1)     50,693       4,725        --        55,418

Interest expense, net      17,332        --          --        17,332
Depreciation and
 amortization              18,124         798        --        18,922
Management fees               963        --          --           963
                       ----------  ----------  ----------  ----------
Earnings before gain
 on sale of assets,
 minority interests
 and taxes                 14,274       3,927        --        18,201
Gain on sale of
 assets, net                    2        --          --             2
Minority interests           (779)       --          --          (779)
                       ----------  ----------  ----------  ----------
   Earnings before
    income taxes       $   13,497  $    3,927  $     --    $   17,424
                       ==========  ==========  ==========  ==========
Segment assets         $1,708,573  $   89,856              $1,798,429
                       ==========  ==========              ==========
Goodwill               $  748,618  $    5,757              $  754,375
                       ==========  ==========              ==========

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, (loss) gain on sale of assets, minority interests and management fees. Management fees represent advisory fees to Texas Pacific Group (TPG), the Company's majority financial sponsor. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles
     (GAAP), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.




                              IASIS HEALTHCARE LLC
                         Segment Information (Unaudited)
                                 (in thousands)

                          For the Nine Months Ended June 30, 2006
                       ----------------------------------------------
                                  Acute Health
                          Care       Choice      Elims.       Cons.
                       ----------  ----------  ----------  ----------
Acute care revenue     $  919,855  $     --    $     --    $  919,855
Premium revenue              --       298,541        --       298,541
Revenue between
 segments                   7,047        --        (7,047)       --
                       ----------  ----------  ----------  ----------
   Net revenue            926,902     298,541      (7,047)  1,218,396

Salaries and benefits     341,941       9,391        --       351,332
Supplies                  143,548         194        --       143,742
Medical claims               --       260,617      (7,047)    253,570
Other operating
 expenses                 172,161       9,689        --       181,850
Provision for
 bad debts                110,302        --          --       110,302
Rentals and leases         25,457         799        --        26,256
Business interruption
 insurance recoveries      (8,320)       --          --        (8,320)
                       ----------  ----------  ----------  ----------
   Adjusted EBITDA (1)    141,813      17,851        --       159,664

Interest expense, net      52,376        --          --        52,376
Depreciation and
 amortization              52,130       2,537        --        54,667
Management fees             3,142        --          --         3,142
                       ----------  ----------  ----------  ----------
Earnings before loss
 on sale of assets,
 minority interests
 and taxes                 34,165      15,314        --        49,479
Loss on sale of
 assets, net                 (840)       --          --          (840)
Minority interests         (2,388)       --          --        (2,388)
                       ----------  ----------  ----------  ----------
   Earnings before
    income taxes       $   30,937  $   15,314  $     --    $   46,251
                       ==========  ==========  ==========  ==========
Segment assets         $1,790,877  $  133,246              $1,924,123
                       ==========  ==========              ==========
Capital expenditures   $   96,968  $      278              $   97,246
                       ==========  ==========              ==========
Goodwill               $  749,038  $    5,757              $  754,795
                       ==========  ==========              ==========

                          For the Nine Months Ended June 30, 2005
                       ----------------------------------------------
                                  Acute Health
                          Care       Choice      Elims.       Cons.
                       ----------  ----------  ----------  ----------
Acute care revenue     $  886,384  $     --    $     --    $  886,384
Premium revenue              --       263,827        --       263,827
Revenue between
 segments                   6,597        --        (6,597)       --
                       ----------  ----------  ----------  ----------
   Net revenue            892,981     263,827      (6,597)  1,150,211

Salaries and benefits     324,328       8,357        --       332,685
Supplies                  140,718         145        --       140,863
Medical claims               --       232,774      (6,597)    226,177
Other operating
 expenses                 154,277       8,279        --       162,556
Provision for
 bad debts                 96,762        --          --        96,762
Rentals and leases         23,584         652        --        24,236
                       ----------  ----------  ----------  ----------
   Adjusted EBITDA (1)    153,312      13,620        --       166,932

Interest expense, net      49,405        --          --        49,405
Depreciation and
 amortization              49,010       2,399        --        51,409
Management fees             2,884        --          --         2,884
                       ----------  ----------  ----------  ----------
Earnings before loss
 on sale of assets,
 minority interests
 and taxes                 52,013      11,221        --        63,234
Loss on sale of
 assets, net                  (80)       --          --           (80)
Minority interests         (3,052)       --          --        (3,052)
                       ----------  ----------  ----------  ----------
   Earnings before
    income taxes       $   48,881  $   11,221  $     --    $   60,102
                       ==========  ==========  ==========  ==========
Segment assets         $1,708,573  $   89,856              $1,798,429
                       ==========  ==========              ==========
Capital expenditures   $  112,930  $      611              $  113,541
                       ==========  ==========              ==========
Goodwill               $  748,618  $    5,757              $  754,375
                       ==========  ==========              ==========

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, loss on sale of assets, minority interests and management fees. Management fees represent advisory fees to TPG, the Company's majority financial sponsor. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.




                         IASIS HEALTHCARE LLC
       Consolidated Financial and Operating Data (1) (Unaudited)

                         Three Months Ended      Nine Months Ended
                              June 30,                June 30,
                       ----------------------  ----------------------
                          2006        2005        2006        2005
                       ----------  ----------  ----------  ----------
Consolidated Hospitals (1):
Number of hospitals
 at end of period              14          14          14          14
Beds in service
 at end of period           2,199       2,225       2,199       2,225
Average length
 of stay (days)              4.57        4.45        4.59        4.43
Occupancy rates
 (average beds
 in service)                 50.9%       48.4%       51.6%       49.0%
Admissions                 22,275      22,005      66,596      67,480
 Percentage change            1.2%                   (1.3%)
Adjusted admissions        36,692      36,314     108,675     109,514
 Percentage change            1.0%                   (0.8%)
Patient days              101,769      98,023     305,613     299,032
Adjusted patient days     161,680     155,926     481,835     467,913
Outpatient revenue
 as a % of gross
 patient revenue             36.7%       36.6%       36.0%       35.1%

(1) Consolidated financial and operating data is presented on a same facility basis for the periods presented.




                              IASIS HEALTHCARE LLC
    Supplemental Consolidated Statements of Operations Information
                                   (Unaudited)
                                 (in thousands)

                         Three Months Ended      Nine Months Ended
                              June 30,                June 30,
                       ----------------------  ----------------------
                          2006        2005        2006        2005
                       ----------  ----------  ----------  ----------
Consolidated Results:
Net earnings           $   15,912  $   10,466  $   28,495  $   36,223
Add:
 Interest expense, net     17,438      17,332      52,376      49,405
 Income tax expense         9,452       6,958      17,756      23,879
 Depreciation and
  amortization             16,251      18,922      54,667      51,409
 Loss (gain) on sale
  of assets, net              710          (2)        840          80
 Minority interests         1,718         779       2,388       3,052
 Management fees            1,047         963       3,142       2,884
                       ----------  ----------  ----------  ----------
Adjusted EBITDA (1)    $   62,528  $   55,418  $  159,664  $  166,932
                       ==========  ==========  ==========  ==========

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, loss (gain) on sale of assets, minority interests and management fees. Management fees represent advisory fees to TPG, the Company's majority financial sponsor. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.




                              IASIS HEALTHCARE LLC
   Supplemental Operating Measures Adjusted for Comparative Analysis
                                   (Unaudited)
                        Three Months Ended June 30, 2006
                 (in thousands, except for statistical measures)

                                                            Non-GAAP
                                               Uninsured    Adjusted
                                      GAAP     Discounts    Amounts
                                     Amounts      (2)          (3)
                                   ----------  ----------  ---------
Acute Care Segment:
Net revenue (1)                    $  317,532  $    6,773  $  324,305

Salaries and benefits                 117,031        --       117,031
Supplies                               48,737        --        48,737
Other operating expenses               62,365        --        62,365
Provision for bad debts                32,800       6,773      39,573
Rentals and leases                      8,665        --         8,665

Net patient revenue per
 adjusted admission                $    8,488  $      184  $    8,672
Percent change from
 prior year                               4.3%                    6.6%

                               GAAP %                Non-GAAP %
                                 of                      of
                              Revenues              Revenues (3)
                       ----------------------  ----------------------
                          2006        2005        2006        2005
                       ----------  ----------  ----------  ----------
Acute Care Segment:
Net revenue (1)             100.0%      100.0%      100.0%      100.0%

Salaries and benefits        36.9        36.6        36.1        36.6
Supplies                     15.3        15.3        15.0        15.3
Other operating expenses     19.6        17.4        19.2        17.4
Provision for bad debts      10.3        11.2        12.2        11.2
Rentals and leases            2.7         2.7         2.7         2.7

(1) Acute care revenue represents total net revenue of the segment prior to the elimination of revenue between segments.

(2) Includes the impact of discounts provided to uninsured patients for the period. Effective June 1, 2006, IASIS implemented a company-wide uninsured discount program offering discounts to all uninsured patients receiving healthcare services, who do not qualify for assistance under state Medicaid, other federal or state assistance plans or charity care. In the acute care segment, IASIS recorded $6.8 million of uninsured discounts during the third quarter of 2006.

(3) Acute care revenue, the provision for bad debts and certain operating expense categories as a percentage of acute care revenue have been adjusted to present certain financial measures on a basis comparative with prior periods (non-GAAP financial measures). Management believes these non-GAAP financial measures are useful to investors for the purpose of providing disclosures of our results of operations consistent with those used by management. While management believes these non-GAAP financial measures provide useful information for period-to-period comparisons, investors are encouraged to use GAAP measures when evaluating financial performance or liquidity.


    CONTACT: IASIS Healthcare LLC, Franklin
             Investor contact:
             W. Carl Whitmer, 615-844-2747
             or
             News media contact:
             Tomi Galin, 615-467-1255
             www.iasishealthcare.com